SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2006

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (“Audit Committee”) of Intersil Corporation (the “Company”) decided in February of 2006 that, in accordance with sound corporate governance practices, it would issue a request for proposal (the “RFP”) with regard to the audit engagement of the Company. Ernst & Young LLP had been the Company’s independent registered public accounting firm since the creation of the Company by virtue of the sale by Harris Corporation of certain of its semiconductor assets to private investors in 1999. The Audit Committee decided to issue the RFP because it wanted the opportunity to review other auditing firms as prospective independent auditors for the Company and to consider the benefits and detriments of changing independent auditors. This decision was not related to the quality of services provided by Ernst & Young LLP. The RFP was issued to six large public accounting firms, including Ernst & Young LLP, in February 2006.

At a meeting held on March 10, 2006, the Audit Committee approved the dismissal of Ernst & Young LLP as the independent auditors of the Company effective March 15, 2006.

Effective March 15, 2006, the Audit Committee also approved the appointment of KMPG LLP as the Company’s independent registered public accounting firm. As of the date of this report, KPMG LLP is in the process of its standard client evaluation procedures and has not accepted the engagement.

Ernst & Young LLP’s reports on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 30, 2005 and December 31, 2004 and the subsequent interim period through March 15, 2006, which was the date of dismissal of Ernst & Young LLP, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

During the Company’s two most recent fiscal years and the subsequent interim period through March 15, 2006, neither the Company nor anyone on its behalf consulted with KPMG LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated March 20, 2006 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
16.1	Letter of Ernst & Young LLP dated March 20, 2006, to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: March 20, 2006	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary